As filed with the Securities and Exchange Commission on September 1, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	77-0319159
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3420 CENTRAL EXPRESSWAY
SANTA CLARA, CA 95051
(Address of principal executive offices) (Zip Code)

2011 EMPLOYEE STOCK PURCHASE PLAN
 (Full title of the Plan)

JOHN F. RUNKEL, JR., ESQ.
AFFYMETRIX, INC.
3420 CENTRAL EXPRESSWAY
SANTA CLARA, CA 95051
(408) 731-5000
(Name, address including zip code, and telephone number,
 including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	7,000,000 shares	$5.15	$36,050,000	$4,185.41

(1)
This Registration Statement covers 7,000,000 shares that may be issued under the Affymetrix, Inc. 2011 Employee Stock Purchase Plan (the “Plan”) if the Plan is approved by the Registrant’s stockholders at its next annual meeting.  This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)
Calculated under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on August 26, 2011 as reported by the NASDAQ Global Select Market.

EXPLANATORY NOTE

Affymetrix, Inc. (the “Registrant”) has adopted the 2011 Employee Stock Purchase Plan (the “Plan”), subject to approval by the Registrant’s stockholders at the Registrant’s next annual meeting.  The purpose of this Plan is to provide eligible employees with an opportunity to purchase shares by means of payroll deductions or contributions, and it is the intention of the Registrant that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, to the extent specified in the Plan. No shares will be issued under the Plan unless and until such stockholder approval is obtained. If the Registrant’s stockholders do not approve the Plan, the offering under this Registration Statement will be terminated prior to issuance of any shares under the Plan.

PART II
Information Required in the Registration Statement

Item 3.                      Incorporation of Documents by Reference

Affymetrix, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2011 and the fiscal quarter ended June 30, 2011, filed with the SEC pursuant to Section 13 of the 1934 Act;

(c)	The Registrant’s Current Reports on Form 8-K filed (but not to the extent only furnished) with the SEC pursuant to Section 13 of the 1934 Act since December 31, 2010; and

(d)
The descriptions of the Registrant’s Common Stock contained in the Registrant’s registration statements on Form 8-A filed with the Commission under Section 12 of the 1934 Act on April 16, 1996, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities

Not Applicable.

Item 5.                       Interests of Named Experts and Counsel

Not Applicable.

Item 6.                      Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant's bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.                      Exemption from Registration Claimed

Not Applicable.

Item 8.                      Exhibits

Exhibit Number                                Exhibit

5.1	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
99.1	2011 Employee Stock Purchase Plan.

Item 9.                      Undertakings

A.           The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

(2)           that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification foregoing provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 1st day of September, 2011.

Affymetrix, Inc.

By:	/s/ Frank Witney, Ph.D.
	Name:	Frank Witney, Ph.D.
	Title:	DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Affymetrix, Inc., a Delaware corporation, do hereby constitute and appoint John F. Runkel, Jr. and Timothy C. Barabe, and each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank Witney, Ph.D.	Director, President and Chief Executive	September 1, 2011
Frank Witney, Ph.D.	Officer (Principal Executive Officer)

/s/ Timothy C. Barabe	Executive Vice President and Chief	September 1, 2011
Timothy C. Barabe	Financial Officer (Principal Financial
and Accounting Officer)

/s/ Stephen P.A. Fodor, Ph.D.	Founder and Chairman of the Board	September 1, 2011
Stephen P.A. Fodor, Ph.D.

/s/ Nelson C. Chan	Director	September 1, 2011
Nelson C. Chan

/s/ John D. Diekman, Ph.D.	Director	September 1, 2011
John D. Diekman, Ph.D.

/s/ Gary S. Guthart, Ph.D.	Director	September 1, 2011
Gary S. Guthart, Ph.D.

/s/ Jami Dover Nachtsheim	Director	September 1, 2011
Jami Dover Nachtsheim

/s/ Robert H. Trice, Ph.D.	Director	September 1, 2011
Robert H. Trice, Ph.D.

/s/ Robert P. Wayman	Director	September 1, 2011
Robert P. Wayman

EXHIBIT INDEX

Exhibit Number                                Exhibit

5.1	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
99.1	2011 Employee Stock Purchase Plan.